UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): April 6, 2006
Education Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)
Maryland

(State or Other Jurisdiction of Incorporation)

001-32417	201352180

(Commission File Number)	(I.R.S. Employer Identification No.)

530 Oak Court Drive, Suite 300
Memphis, Tennessee	38117

(Address of Principal Executive Offices)	(Zip Code)
901-259-2500

(Registrant’s Telephone Number, Including Area Code)
Not Applicable

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
Item 9.01. Financial Statements and Exhibits.
SIGNATURE
INDEX TO EXHIBITS
EX-10.1 CREDIT AGREEMENT 03/30/06
EX-10.2 AMENDED AND RESTATED CREDIT AGREEMENT

Item 1.01. Entry into a Material Definitive Agreement.
     On March 30, 2006, our operating partnership subsidiary, Education Realty Operating Partnership, L.P. (the “Operating Partnership) and KeyBank, National Association, as the administrative agent, sole bookrunner, lead arranger and lender, entered into a senior unsecured term loan facility (the “Term Loan”) in the amount of $50 million. In addition, effective March 30, 2006, the Operating Partnership amended and restated the revolving credit facility (the “Amended Revolver”) dated January 31, 2005 in the amount of $100 million (the “Original Credit Agreement”).
     Education Realty Trust, Inc. (the “Company”) will serve as the guarantor for any funds borrowed by the Operating Partnership under the Amended Revolver and the Term Loan. Additionally, the Amended Revolver is secured in a manner consistent with the original agreement whereby such security generally consists of a cross-collaterialized, first mortgage lien on the Company’s student housing properties. The Term Loan is not directly secured by a lien but has the benefit of a negative pledge on the equity interest in the mortgaged properties. The Amended Revolver and Term Loan have a term of three years and mature on March 31, 2009, provided that the Operating Partnership may extend the maturity date for one year subject to certain conditions.
     The interest rates per annum applicable to the Amended Revolver are, at the Operating Partnership’s option, equal to a base rate or LIBOR plus an applicable margin based upon our leverage. The interest rates per annum applicable to the Term Loan are, at the Operating Partnership’s option, equal to a base rate plus 1.25% or LIBOR plus 2.75%.
     The Operating Partnership’s Amended Revolver and Term Loan contain customary affirmative and negative covenants and do contain financial covenants that, among other things, require the Company and it’s subsidiaries to maintain certain minimum ratios of “EBITDA” (earnings before payment or charges of interest, taxes, depreciation, amortization or extraordinary items) as compared to interest expense and total fixed charges. The financial covenants also include consolidated net worth and leverage ratio tests.
     The foregoing descriptions of the Amended Revolver and the Term Loan do not purport to be complete and is qualified in its entirety by the terms of the Amended Credit Agreement attached as Exhibit 10.1 of this Report.
Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     As discussed in Item 1.01 above, effective March 30, 2006, we entered into the Amended Revolver and Term Loan with KeyBank. The information reported in Item 1.01 above is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Credit Agreement dated as of March 30, 2006 among Education Realty Operating Partnership, L.P., as borrower, the lenders party thereto and KeyBank, National Association as administrative agent

10.2
Amended and Restated Credit Agreement dated as of March 30, 2006 among Education Realty Operating Partnership, L.P., and certain of its subsidiaries as borrowers, the lenders party thereto and KeyBank, National Association as administrative agent

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Education Realty Trust, Inc.
Date: April 6, 2006	By:	/s/ Randall H. Brown
Randall H. Brown
Chief Financial Officer, Secretary and Treasurer

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Credit Agreement dated as of March 30, 2006 among Education Realty Operating Partnership, L.P., as borrower, the lenders party thereto and KeyBank, National Association as administrative agent

10.2
Amended and Restated Credit Agreement dated as of March 30, 2006 among Education Realty Operating Partnership, L.P., and certain of its subsidiaries as borrowers, the lenders party thereto and KeyBank, National Association as administrative agent